UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 2025

NUCOR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-4119	13-1860817
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1915 Rexford Road, Charlotte, North Carolina		28211
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (704) 366-7000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.40 per share	NUE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b), (c) and (e) On December 2, 2025, David A. Sumoski, Chief Operating Officer of Nucor Corporation (the “Company”), notified the Company’s Board of Directors that he will be retiring from the Company. On January 1, 2026, Mr. Sumoski will step down from his position as Chief Operating Officer, and continue with the Company as an Executive Vice President until his retirement on June 13, 2026. Mr. Sumoski, age 59, joined the Company in 1995 and has been Chief Operating Officer since 2021. Mr. Sumoski’s decision to retire is voluntary and in accordance with the Company’s succession planning.

Additionally, on December 2, 2025, the Company’s Board of Directors appointed Stephen D. Laxton, the Company’s Chief Financial Officer and Executive Vice President, as President and Chief Operating Officer of the Company, effective January 1, 2026, with Leon J. Topalian continuing to serve as Chair of the Board of Directors and Chief Executive Officer (principal executive officer) of the Company after that time. Mr. Laxton will remain Chief Financial Officer (principal financial officer) of the Company until his successor is appointed by the Company. Mr. Laxton, age 54, began his career with the Company in 2003 as General Manager of Business Development and has served as Chief Financial Officer and Executive Vice President since 2022. Mr. Topalian, age 57, has served as Chair of the Board of Directors of the Company since 2022 and President and Chief Executive Officer of the Company since 2020.

In connection with Mr. Laxton’s appointment, effective January 1, 2026, his annual base salary will be increased to $1,000,000. Additionally, he will continue to participate in: (a) the Nucor Corporation Senior Officers Annual Incentive Plan; (b) the Nucor Corporation Senior Officers Long-Term Incentive Plan (with the awards under such plan for the performance periods in progress as of the effective date of his promotion to be pro-rated to take into account the increase in his annual base salary); and (c) the Nucor Corporation Supplemental Retirement Plan for Executive Officers. He also will continue to be eligible to receive equity-based awards under the Nucor Corporation 2025 Omnibus Incentive Compensation Plan.

There are no arrangements or understandings between Mr. Laxton and any other persons pursuant to which he was selected as an officer. Mr. Laxton has no family relationships with any of the Company’s directors or executive officers. There are no transactions involving the Company and Mr. Laxton that the Company would be required to report pursuant to Item 404(a) of Regulation S-K.

A copy of the news release announcing the events described above is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

99.1	News Release of Nucor Corporation dated December 4, 2025.

104	Cover Page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUCOR CORPORATION

Date: December 4, 2025	By:	/s/ Stephen D. Laxton
Stephen D. Laxton
Chief Financial Officer and Executive Vice President